STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

LAUGHLIN ASSOCIATES, INC.
9120 DOUBLE DIAMOND PKWY
RENO, NV 89521

Job:C20150121-0892
January 21, 2015

Special Handling Instructions:
24HR CC ADESG, DAS, 01-21-15, EMAIL TO: rhaines@laughlinusa.com

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amended Designation	20150025966-26	1/20/2015 4:50:48 PM	1	$175.00	$175.00
24 Hour Expedite	20150025966-26	1/20/2015 4:50:48 PM	1	$125.00	$125.00
Copies - Certification of Document	20150025966-26	1/20/2015 4:50:48 PM	1	$30.00	$30.00
Total					$330.00

Payments

Type	Description	Amount
Billed	750275	$330.00
Total		$330.00

Credit Balance: $0.00

Job Contents:
Certified File Stamped Copy(s): 1

LAUGHLIN ASSOCIATES, INC.
9120 DOUBLE DIAMOND PKWY
RENO, NV 89521

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

January 20, 2015

Job Number: C20150121-0892
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20150025966-26	Amended Designation	1 Pages/1 Copies

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Certified By: Diana Speltz
Certificate Number: C20150121-0892
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

150301

Amendment to Certificate of Designation After Issuance of Class or Series
(PURSUANT TO NRS 78.1955)

Filed in the office of	Document Number
Barbara K. Cegavske	20150025966-26
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 01/20/2015 4:50 PM
	Entity Number E0005712011-7

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation For Nevada Profit Corporations
(Pursuant to NRS 78.1955 - After Issuance of Class or Series)

1. Name of corporation:

Soul and Vibe Interactive Inc.

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:

Series B Preferred Stock

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

Section 2. Voting. Except as otherwise expressly required by law, each holder of Series B Preferred Stock shall be entitled to vote on all matters submitted to shareholders of common stock of the Corporation and shall be entitled to Two Thousand (2,000) votes for each share of Series B Preferred Stock owned at the record date for the determination of common shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise required by law, the holders of shares of Series B Preferred Stock shall vote together with the holders of common stock on all matters and shall not vote as a separate class.

5. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

6. Signature: (required)

X [signature]

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.